EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-39523) on Form S-8 of our report dated July 19, 2006, appearing in the Annual Report on Form 11-K of Tower Automotive Retirement Plan for the year ended December 31, 2005.

/s/ Plante & Moran, PLLC

Grand Rapids, Michigan
July 21, 2006